UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

November 3, 2017

ProtoKinetix, Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-32917	94-3355026
State of Incorporation	Commission File Number	IRS Employer Identification No.

9176 South Pleasants Highway
St. Mary’s, West Virginia
26170  USA
Address of principal executive offices

304-299-5070
Telephone number, including
Area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯[_]  Written communications pursuant to Rule 425 under the Securities Act
⁯⁯[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
⁯[_]  ⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
⁯[_]  ⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 3, 2017, ProtoKinetix, Incorporated (the “Company”) and Susan M. Woodward agreed that Ms. Woodward will leave her position as chief financial officer (CFO), effective upon the filing of the Company’s quarterly report for the quarter ended September 30, 2017, in satisfactory form, but will remain engaged to assist the Company through December 31, 2017, and to transition books and records of the Company.

The Company is working on securing a successor CFO who will take over upon Ms. Woodward’s departure from the Company.

Item 1.02 Termination of a Material Definitive Agreement

Pursuant to the agreement described in Item 1.01 above, Ms. Woodward’s departure from her position as chief financial officer will be prior to the natural expiration of her consulting agreement, dated December 30, 2016 and due to expire on December 31, 2017 (the “Consulting Agreement”).  Upon the filing of the Company’s quarterly report for the quarter ended September 30, 2017, and Ms. Woodward’s subsequent resignation, the Consulting Agreement will terminate.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 23, 2017, the Company issued an unsecured promissory note to Clarence E. Smith in the amount of $86,000. The outstanding principal balance on the promissory note is due on demand by Clarence E. Smith and shall accrue simple interest at a rate of 8% per annum from the date the principal balance was advanced.

On November 3, 2017 the Company issued a second unsecured promissory note to Clarence E. Smith in the amount of $30,000.  The outstanding principal balance on the promissory note is due on demand by Clarence E. Smith and shall accrue simple interest at a rate of 8% per annum from the date the principal balance was advanced.

The above listed promissory notes were issued by the Company in order to acquire the funds necessary to re-purchase Susan M. Woodward’s stock options to purchase up to 12 million shares of common stock of the Company pursuant to the settlement agreement discussed in item 1.01 above and attached as Exhibit 10.1 to this Form 8-K current report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 1.01 above.

Item 8.01 Other Events

Effective upon the filing of the Company’s Form 10-Q for the quarter ending September 30, 2017, the Company’s address shall be: 412 Mulberry St., Marietta, Ohio 45750.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Settlement Agreement and General Release between ProtoKinetix, Incorporated and Susan M. Woodward, dated November 3, 2017.

10.2	Unsecured Promissory Note issued by ProtoKinetix, Incorporated to Clarence E. Smith dated October 23, 2017.

10.3	Unsecured Promissory Note issued by ProtoKinetix, Incorporated to Clarence E. Smith dated November 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of November 2017.

ProtoKinetix, Incorporated

By:	/s/ Clarence E. Smith
Clarence E. Smith, President & CEO